UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 23, 2013

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 W. 115th Street, Suite 210, Leawood, KS	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 981-1020
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

Amendment to Lease

On December 20, 2012, Pinedale Corridor, LP (“Pinedale LP”), a subsidiary of CorEnergy Infrastructure Trust, Inc. (the “Company”), entered into a customized long-term triple net lease agreement (the “Lease”) with Ultra Wyoming LGS, LLC (“Ultra Wyoming”), an indirect wholly-owned subsidiary of Ultra Petroleum Corp. (NYSE: UPL), pursuant to which Pinedale LP receives fixed monthly rental payments of $1,666,667 (as adjusted annually for changes based on the consumer price index) and monthly variable rent based on the volume of liquid hydrocarbons and water flowing in the prior month through the system of gathering, storage and pipeline facilities located in the Pinedale Anticline in Wyoming that is the subject of the Lease.  On August 23, 2013, Pinedale LP and Ultra Wyoming entered into a First Amendment to the Lease, dated June 19, 2013, and to be effective as of December 20, 2012, that amends the defined terms “Easement Rights”, “Jensen Easements”, and “Nerd Farm Easement” to include additional easements that have now been recorded.

The description of the First Amendment to Lease set forth in this Item 1.01 is qualified in its entirety by the full First Amendment to Lease, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Amendment to Revolving Credit Agreement

On May 8, 2013 the Company entered into a $20 million revolving line of credit (the “Revolving Credit Agreement”) with KeyBank National Association (“KeyBank”) serving as a lender and the administrative agent on behalf of other participating lenders.  On August 23, 2013, the Company entered into a First Amendment to the Revolving Credit Agreement which: (i) adds new definitions for “Collateral Assignment of EIP Collateral”, “EIP Asset Purchase Agreement”, “EIP Collateral”, “EIP Lease”, “EIP Trust Agreement”, “EIP Trustee”, “First Amendment”, and “PSNM” to reference assets held by the Company pursuant to the Asset Purchase Agreement dated November 1, 2012, pursuant to which the Public Service Company of New Mexico (“PNM”) will acquire our 40 percent undivided interest in the Eastern Interconnect Project (“EIP”), a 216 mile, 345-KV bulk power transmission line and related equipment and substations including conductors, towers, easement rights, converters and other grid support components, upon expiration of the current triple-net lease under which PNM operates the EIP on April 1, 2015 (the “EIP Asset Purchase Agreement”), (ii) amends the definitions of “Borrowing Base”, Borrowing Base Assets”, and “Security Documents” to  reference the EIP Asset Purchase Agreement and EIP Collateral, (iii) amends  Section 2.5 of the Revolving Credit Agreement to allow for loans at integral multiples of $50,000 instead of $100,000 over the minimum amounts, (iv) amends Section 5.1(a) to require the Company to form directly-owned Subsidiaries to own Eligible Investments, (v) amends Section 5.1(b) to grant the lenders a security interest in the EIP Collateral, (vi) adds Section 5.4 to include the EIP Collateral in the Borrowing Base valuation, and (vii) adds Section 5.5 to allow the Company to release Collateral.

The description of the First Amendment to Revolving Credit Agreement set forth in this Item 1.01 is qualified in its entirety by the full First Amendment to Revolving Credit Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	First Amendment to Lease, dated June 19, 2013, by and between Pinedale Corridor, LP and Ultra Wyoming LGS, LLC
10.2

First Amendment to Revolving Credit Agreement, dated August 23, 2013, by and among CorEnergy Infrastructure Trust, Inc., KeyBank National Association and the other financial institutions party to the Credit Agreement, as lenders and KeyBank National Association, as administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: August 27, 2013	By:	/s/ David J. Schulte
David J. Schulte
Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

10.1 10.2
First Amendment to Lease, dated June 19, 2013, by and between Pinedale Corridor, LP and Ultra Wyoming LGS, LLC

First Amendment to Revolving Credit Agreement, dated August 23, 2013, by and among CorEnergy Infrastructure Trust, Inc., KeyBank National Association and the other financial institutions party to the Credit Agreement, as lenders and KeyBank National Association, as administrative agent